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                          CONSENT OF SUTRO & CO., INC.

     We hereby consent to the use of our Fairness Opinion included in this Pre-Effective Amendment No. 1 to the Registration Statement and related Prospectus/Consent Solicitation Statement, and we further consent to all references to our firm under the headings "FAIRNESS OPINION AND APPRAISALS" in the Prospectus/Consent Solicitation Statement, and to the use of our name wherever appearing in this Pre-Effective Amendment No. 1 to the Registration Statement and the related Prospectus/Consent Solicitation Statement.

Dated: July 20, 1998


                                                         SUTRO & CO., INC.

                                                      /s/ Scott E. Wendelin
                                                      ----------------------
                                                          Scott E. Wendelin